Wal-Mart Stores, Inc. Announces Expiration and Final Results Of Its Cash Tender Offer
NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN OR INTO, OR TO ANY PERSON LOCATED OR RESIDENT IN, ANY JURISDICTION WHERE IT IS UNLAWFUL TO RELEASE, PUBLISH OR DISTRIBUTE THIS DOCUMENT. PERSONS INTO WHOSE POSSESSION THIS DOCUMENT COMES ARE REQUIRED BY THE COMPANY, THE DEALER-MANAGERS AND THE INFORMATION AGENT TO INFORM THEMSELVES ABOUT, AND TO OBSERVE, ANY SUCH RESTRICTIONS.
BENTONVILLE, Ark., November 6, 2017 -- Wal-Mart Stores, Inc. (NYSE: WMT) (“Walmart” or the “Company”) today announced the expiration and final results of its previously announced cash tender offer (the “Tender Offer”) of its 6.500% Notes due 2037, 6.200% Notes due 2038, 5.625% Notes due 2040, 5.625% Notes due 2041, 5.25% Notes due 2035, 5.000% Notes due 2040, 4.875% Notes due 2040, 4.750% Notes due 2043, 4.300% Notes due 2044, 4.000% Notes due 2043, 5.875% Notes due 2027, 4.125% Notes due 2019 and 3.625% Notes due 2020 (collectively, the “Securities”). The Tender Offer expired at 11:59 p.m., New York City time, on November 3, 2017 (such date and time, the “Expiration Date”).
As previously announced, at or prior to 5:00 p.m., New York City time, on October 20, 2017 (the “Early Participation Date”), Walmart received valid tenders of Securities with an aggregate principal amount of $5,449,291,000, which Securities were accepted for purchase and were purchased by Walmart in the Tender Offer on October 24, 2017.
After the Early Participation Date and at or prior to the Expiration Date, Walmart received valid tenders of Securities with an aggregate principal amount of $4,177,000. All Securities validly tendered after the Early Participation Date, but at or prior to the Expiration Date, will be purchased by Walmart in the Tender Offer on the Final Payment Date, which is expected to be today, November 6, 2017, and the Securities so purchased will receive the applicable “Tender Offer Consideration” set forth in Table I below per $1,000 principal amount. In addition, the holders of the Securities purchased by Walmart in the Tender Offer on the Final Payment Date will receive accrued and unpaid interest on their purchased Securities from, and including, the most recent interest payment date prior to the Final Payment Date up to, but excluding, the Final Payment Date (“Accrued Interest”). Upon the payment for the Securities purchased in the Tender Offer on the Final Payment Date, Walmart will have paid aggregate consideration, excluding Accrued Interest, of $6,730,860,169 for all Securities purchased by it in the Tender Offer.
Table I below sets forth, among other things, the Tender Offer Consideration offered per $1,000 principal amount of Securities of each series validly tendered after the Early Participation Date, but at or prior to the Expiration Date, the aggregate principal amount of the Securities of each series that were validly tendered in the Tender Offer, the aggregate consideration that, as of the Final Payment Date, will have been paid for the Securities of each series purchased by Walmart in the Tender Offer, and the aggregate principal amount of Securities of each series that will remain outstanding after the purchase by Walmart of all validly tendered Securities in the Tender Offer.

Table I
Title of Security	Security Identifiers	Applicable Maturity Date/Par Call Date	Acceptance Priority Level	Principal Amount Outstanding Prior to Tender Offer (millions)	Tender Offer Consideration(1)	Aggregate Principal Amount Tendered in Tender Offer	Aggregate Consideration that will have been Paid for All Securities Purchased (millions)	Principal Amount to be Outstanding After Tender Offer (millions)
6.500% Notes due 2037	CUSIP: 931142 CK7 ISIN: US931142CK74	August 15, 2037	1	$1,762	$1,391.68	$311,039,000	$442	$1,451
6.200% Notes due 2038	CUSIP: 931142 CM3 ISIN: US931142CM31	April 15, 2038	2	$1,822	$1,361.59	$709,742,000	$988	$1,113
5.625% Notes due 2040	CUSIP: 931142 CS0 ISIN: US931142CS01	April 1, 2040	3	$1,250	$1,284.64	$382,319,000	$503	$868
5.625% Notes due 2041	CUSIP: 931142 DB6 ISIN: US931142DB66	April 15, 2041	4	$2,000	$1,294.02	$679,713,000	$900	$1,320
5.25% Notes due 2035	CUSIP: 931142 CB7 ISIN: US931142CB75	September 1, 2035	5	$2,500	$1,220.01	$407,297,000	$509	$2,093
5.000% Notes due 2040	CUSIP: 931142 CY7 ISIN: US931142CY78	October 25, 2040	6	$1,250	$1,192.36	$605,143,000	$740	$645
4.875% Notes due 2040	CUSIP: 931142 CV3 ISIN: US931142CV30	July 8, 2040	7	$750	$1,171.11	$276,997,000	$333	$473
4.750% Notes due 2043	CUSIP: 931142 DK6 ISIN: US931142DK65	October 2, 2043/ April 2, 2043	8	$750	$1,161.66	$317,440,000	$378	$433
4.300% Notes due 2044	CUSIP: 931142 DQ3 ISIN: US931142DQ36	April 22, 2044/ October 22, 2043	9	$1,000	$1,099.56	$469,392,000	$530	$531
4.000% Notes due 2043	CUSIP: 931142 DG5 ISIN: US931142DG53	April 11, 2043/ October 11, 2042	10	$1,000	$1,048.59	$290,639,000	$313	$709
5.875% Notes due 2027	CUSIP: 931142 CH4 ISIN: US931142CH46	April 5, 2027	11	$750	$1,226.71	$206,976,000	$260	$543
4.125% Notes due 2019	CUSIP: 931142 CP6 ISIN: US931142CP61	February 1, 2019	12	$500	$1,002.69	$136,265,000	$141	$364
3.625% Notes due 2020	CUSIP: 931142 CU5 ISIN: US931142CU56	July 8, 2020	13	$1,500	$1,021.05	$660,506,000	$694	$839

(1)
The Tender Offer Consideration being paid per $1,000 principal amount of Securities accepted for purchase by the Company and purchased on the Final Payment Date. Holders whose Securities are accepted for purchase will also receive Accrued Interest on such Securities.

This press release is for informational purposes only. The Tender Offer was made solely by means of the Offer to Purchase, dated October 6, 2017 (the “Offer to Purchase”), and the related Letter of Transmittal. Capitalized terms used in this announcement but not defined herein have the meanings given to them in the Offer to Purchase. This press release does not constitute an offer to purchase nor a solicitation of an offer to sell securities nor does it constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is unlawful.
Credit Suisse Securities (USA) LLC (“Credit Suisse”), Goldman Sachs & Co. LLC (“Goldman Sachs”), Wells Fargo Securities, LLC (“Wells Fargo Securities”), BNP Paribas Securities Corp., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC acted as joint lead dealer-managers, Barclays Capital Inc., HSBC Securities (USA) Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Santander Investment Securities Inc., Standard Chartered Bank and U.S. Bancorp Investments, Inc. acted as senior co-dealer-managers and CastleOak Securities, L.P. and Samuel A. Ramirez & Company, Inc. acted as co-dealer managers in connection with the Tender Offer. Global Bondholder Services Corporation acted as information agent (the “Information Agent”) and as the depositary in connection with the Tender Offer.
Questions regarding the terms of the Tender Offer may be directed to Credit Suisse, Goldman Sachs, Wells Fargo Securities or the Information Agent at their addresses and telephone numbers set forth below:

Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, New York 10010 Toll-Free: (800) 820-1653 Collect: (212) 325-2476 Attn: Liability Management Group	Goldman Sachs & Co. LLC 200 West Street New York, New York 10282 Toll-Free: (800) 828-3182 Collect: (212) 902-6595 Attn: Liability Management Group	Wells Fargo Securities, LLC 550 South Tryon Street, 5th Floor Charlotte, North Carolina 28202 Toll-Free: (866) 309-6316 Collect: (704) 410-4760 Attn: Liability Management Group

Questions concerning tender procedures should be directed to the Information Agent.
Global Bondholder Services Corporation
65 Broadway, Suite 404
New York, New York 10006
Attention: Corporate Actions
Email: contact@gbsc-usa.com
http://www.gbsc-usa.com/Wal-Mart/

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About Walmart
Wal-Mart Stores, Inc. (NYSE: WMT) helps people around the world save money and live better - anytime and anywhere - in retail stores, online, and through their mobile devices. Each week, over 260 million customers and members visit our more than 11,600 stores under 59 banners in 28 countries and e-commerce websites in 11 countries. With fiscal year 2017 revenue of $485.9 billion, Walmart employs approximately 2.3 million associates worldwide. Walmart continues to be a leader in sustainability, corporate philanthropy and employment opportunity.